UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/15/2008

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 15, 2008, Magellan GP, LLC (the "General Partner"), the general partner of Magellan Midstream Partners, L.P. (the "Partnership"), entered into Amendment No. 4, effective as of January 1, 2007, to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 13, 2005 (the "Partnership Agreement"). The amendment modifies the calculation of the fair market value of the Partnership's assets and the income and loss allocations made between the General Partner and the Partnership's limited partners after a follow-on offering of the Partnership's common units.

A copy of Amendment No. 4 to the Partnership Agreement is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 3.1 - Amendment No. 4 dated April 15, 2008 and effective as of January 1, 2007 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 13, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: April 21, 2008	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary of the General Partner

Exhibit Index

Exhibit No.	Description
EX-3.1	Amendment No. 4 dated April 15, 2008 and effective as of January 1, 2007 to Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 13, 2005.